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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 2, 1997, relating to the statements of revenues and direct operating expenses of Main Pass 35, XPLOR Energy, Inc., The Woodlands, Texas, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

Grand Rapids, Michigan
October 13, 1997